                      AMENDMENT TO SUB-ADVISORY AGREEMENT

       WHEREAS, MainStay Management, Inc. ("MainStay Management") and Monitor Capital Advisors, Inc. ("Monitor") are parties to an investment sub-advisory agreement, on behalf of the MainStay Equity Index Fund series of The MainStay Funds, dated October 27, 1997 (the "Agreement");

       WHEREAS, MainStay Management has converted from a corporation to a limited liability company under Delaware law;

       WHEREAS, Monitor has converted from a corporation to a limited liability company under Delaware law;

       WHEREAS, the Board of Trustees of The MainStay Funds at its meeting on September 13, 1999 approved an amendment to the Agreement to reflect the conversion of each of MainStay Management and Monitor to limited liability companies; and

       NOW THEREFORE, the parties hereby agree as follows:

       Effective as of October 1, 1999, the Agreement is hereby amended to delete each reference to MainStay Management, Inc. in its entirety and replace it with MainStay Management LLC and to delete each reference to Monitor in its entirety and replace it with Monitor Capital Advisors LLC.

       IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed by their duly authorized officers and attested as of the 1st day of October, 1999.


                                        MainStay Management LLC



                                        By:
-----------------------------------        ----------------------------
Attest


-----------------------------------     -------------------------------
Title                                   Title

                                        Monitor Capitol Advisors LLC



                                        By:
-----------------------------------        ----------------------------
Attest


-----------------------------------     -------------------------------
Title                                   Title